SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

API Technologies Corp.

(Exact name of Registrant as specified in its charter)

Delaware	98-0200798
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

4705 S. Apopka Vineland Rd. Suite 210

Orlando, FL 32819

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Securities to be Registered

API Technologies Corp. (the “Registrant”) hereby incorporates by reference the description of its capital stock, including the common stock, par value $0.001 per share, to be registered hereunder, contained under the heading “Description of Our and API Sub’s Capital Stock” in the prospectus that forms a part of the Registrant’s Post-effective Amendment No. 6 to the Registration Statement on Form S-3 (File No. 333 - 136586), as filed with the Securities and Exchange Commission on May 20, 2011, as amended (the “Registration Statement”). Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which includes a description of the Registrant’s capital stock, including the common stock to be registered hereunder, shall be deemed to be incorporated by reference into this Registration Statement.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 23, 2011	API Technologies Corp.

	By:	/S/ BRIAN KAHN
	Name:	Brian Kahn
	Title:	Chief Executive Officer